                                                                      EXHIBIT 99
                                                                      ----------

                Saul Centers, Inc.
     Schedule of Current Portfolio Properties
                   June 30, 2001

                                                     Leasable         Year
                                                       Area        Developed        Land
                                                      (Square     or Acquired       Area
        Property                 Location              Feet)      (Renovated)     (Acres)
        --------                 --------            --------     -----------     -------

   Shopping Centers
   ----------------
     Ashburn Village I & II      Ashburn, VA           148,392       1994,2000      19.3

                               (a)
     Ashburn Village III & IV    Ashburn, VA            28,583        2000/01        7.1


     Beacon Center               Alexandria, VA        352,915     1972(1993/99)    32.3

     Belvedere                   Baltimore, MD          54,941          1972         4.8

     Boulevard                   Fairfax, VA            56,350       1994(1999)      5.0

     Clarendon                   Arlington, VA           6,940          1973         0.5

     Clarendon Station           Arlington, VA           4,868          1996         0.1

     Flagship Center             Rockville, MD          21,500       1972,1989       0.5

     French Market               Oklahoma City, OK     245,184     1974(1984/98)    13.8

     Germantown                  Germantown, MD         26,241          1992         2.7

     Giant                       Baltimore, MD          70,040       1972(1990)      5.0

     The Glen                    Lake Ridge, VA        112,639          1994        14.7

     Great Eastern               District Heights, MD  254,398       1972(1995)     23.9

     Hampshire Langley           Langley Park, MD      131,700       1972(1979)      9.9

     Leesburg Pike               Baileys Crossroads,    97,880     1966(1982/95)     9.4

     Lexington Mall              Lexington, KY         315,719          1974        30.0

     Lumberton                   Lumberton, NJ         189,898     1975(1992/96)    23.3

     Olney                       Olney, MD              53,765       1975(1990)      3.7

     Ravenwood                   Baltimore, MD          87,750          1972         8.0

     Seven Corners               Falls Church, VA      560,998      1973(1994-7)    31.6

     Shops at Fairfax            Fairfax, VA            68,743     1975(1993/99)     6.7

     Southdale                   Glen Burnie, MD       484,115       1972(1986)     39.6

                                   Percentage Leased
          Property                Jun-2001   Jun-2000                         Anchor / Significant Tenants
          --------                -------------------   ------------------------------------------------------------------------

   Shopping Centers
   ----------------
     Ashburn Village I & II         100%        93%         Giant Food, Blockbuster

     Ashburn Village III & IV        85%        n/a

     Beacon Center                  100%        95%         Lowe's,  Giant Food, Office Depot, Outback Steakhouse, Marshalls,
                                                            Hollywood Video, Hancock Fabrics
     Belvedere                       95%       100%         Food King, McCrory

     Boulevard                      100%       100%         Danker Furniture, Party City, Petco,

     Clarendon                      100%       100%

     Clarendon Station               78%       100%

     Flagship Center                100%       100%

     French Market                   94%        95%         Burlington Coat Factory, Bed Bath & Beyond, Famous Footwear,
                                                            Lakeshore Learning Center, BridesMart, Staples
     Germantown                     100%        97%

     Giant                          100%       100%         Giant Food

     The Glen                        97%       100%         Safeway Marketplace, CVS Pharmacy,

     Great Eastern                  100%       100%         Giant Food, Pep Boys, Big Lots, Run N' Shoot

     Hampshire Langley              100%        97%         Safeway, McCrory, Blockbuster

     Leesburg Pike                  100%       100%         Zany Brainy, CVS Pharmacy, Kinko's, Hollywood Video

     Lexington Mall                  69%        82%         Dillard's, Rite Aid

     Lumberton                       86%        86%         SuperFresh, Rite Aid, Blockbuster, Ace Hardware

     Olney                           94%        92%         Rite Aid

     Ravenwood                      100%       100%         Giant Food, Hollywood Video

     Seven Corners                  100%       100%         Home Depot, Shoppers Club, Best Buy, Michaels, Barnes & Noble, Ross
                                                            Dress For Less, G Street Fabrics, Champs

     Shops at Fairfax               100%       100%         SuperFresh, Blockbuster

     Southdale                       97%       100%         Giant Food, Circuit City, Kids R Us, Michaels, Marshalls,  Value
                                                            City Furniture

                                    Exhibit

            Saul Centers, Inc.
Schedule of Current Portfolio Properties
             June 30, 2001

                                                      Leasable       Year
                                                        Area       Developed         Land
                                                      (Square     or Acquired        Area          Percentage Leased
        Property                 Location              Feet)      (Renovated)       (Acres)      Jun-2001     Jun-2000
        --------                 --------              -----      -----------       -------      --------     --------
Shopping Centers (continued)
----------------------------

     Southside Plaza        Richmond, VA              340,691          1972           32.8        93%            83%

     South Dekalb Plaza     Atlanta, GA               163,273          1976           14.6        98%           100%

     Thruway                Winston-Salem, NC         348,770       1972 (1997)       30.5        94%            95%

     Village Center         Centreville, VA           143,109          1990           17.2       100%            99%

     West Park              Oklahoma City, OK          76,610          1975           11.2        58%            58%

     White Oak              Silver Spring, MD         480,156       1972 (1993)       28.5        99%            99%
                                                    ---------                      -------    ------        -------
                            Total Shopping Centers  4,926,168                        426.7      94.9%/(c)/     94.9%
                                                    ---------                      -------    ------        -------
Office Properties
-----------------

     Avenel Business Park   Gaithersburg, MD          388,620       1981-2000         37.1       100%            97%

     Crosstown Business
     Center /(b)/           Tulsa, OK                 197,135       1975 (2000)       22.4        78%            25%

     601 Pennsylvania Ave   Washington, DC            225,223       1973 (1986)        1.0       100%           100%

     Van Ness Square        Washington, DC            156,493       1973 (1990)        1.2        97%            95%

     Washington Square      Alexandria, VA            235,000       1975 (2000)        2.0        56%           n/a
                                                    ---------                      -------    ------        -------
                        Total Office Properties     1,202,471                         61.7      94.8%/(c)/     82.3%
                                                    ---------                      -------    ------        -------

                            Total Portfolio         6,128,639                        488.4      94.9%/(c)/     92.9%
                                                    =========                      =======    ======        =======

        Property                    Location                            Anchor / Significant Tenants
        --------                    --------                            ----------------------------
Shopping Centers (continued)
----------------------------

     Southside Plaza                Richmond, VA               CVS Pharmacy, Community Pride Supermarket, Maxway

     South Dekalb Plaza             Atlanta, GA                MacFrugals, Pep Boys, The Emory Clinic

     Thruway                        Winston-Salem, NC          Bed, Bath & Beyond, Stein Mart, Harris Teeter, Fresh Market, Eckerd
                                                               Drugs, Houlihan's, Borders Books, Zany Brainy, Blockbuster

     Village Center                 Centreville, VA            Giant Food, Tuesday Morning

     West Park                      Oklahoma City, OK          Homeland Stores, Family Dollar

     White Oak                      Silver Spring, MD          Giant Food, Sears, Rite Aid, Blockbuster

Office Properties
-----------------

     Avenel Business Park           Gaithersburg, MD           Quanta Systems, General Services Administration, VIRxSYS, Paragea
                                                               Communications, Boston Biomedica, Broadsoft, NeuralSTEM

     Crosstown Business Center/(b)/ Tulsa, OK                  Compass Group, Roxtec, Par Electric

     601 Pennsylvania Ave           Washington, DC             General Services Administration, Alltel, American Arbitration,
                                                               Capital Grille

     Van Ness Square                Washington, DC             INTELSAT, Team Video Intl, Office Depot, Pier 1

     Washington Square              Alexandria, VA             Vanderweil Engineering, World Wide Retail Exchange, American
                                                               Management Systems, Rite Aid, Trader Joe's, Blockbuster

/(a)/ Undeveloped land acquired August 2000. Construction was completed May 2001 for a 28,000 square foot in-line and pad expansion named Ashburn Village
      III. The project is 85% leased to tenants scheduled to operate beginning August 2001. Phase IV consists of approximately 3.1 acres of undeveloped land.

/(b)/ Currently operational, but under development to convert former shopping center to office park/warehouse use.

/(c)/ Washington Square and Ashburn Village IV, currently under development and not yet fully operational, are excluded from these averages.


                                    Exhibit